UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

CHICO'S FAS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Associates,

I’m reaching out with some exciting news about our company. We have announced that Chico’s FAS has entered into a definitive agreement to be acquired by Sycamore Partners for $1 billion or $7.60 per share in cash. As a result of this transaction, Chico’s FAS will become a private company, which gives us more flexibility to focus on our longer-term goals.

This agreement is truly a testament to all the great work we have been doing here at Chico’s FAS to make us the customer led, product obsessed, digital first, operationally excellent leader we are today. This agreement represents an exciting opportunity for our associates and our brands as we embark on our next chapter – and we have every confidence that Sycamore Partners will be a great partner as we do so.

Sycamore Partners is a leading investment firm specializing in retail, consumer and distribution-related investments with a passion for the apparel industry. Many of the brand names in their investment portfolio will be familiar to you, including Ann Taylor, Lane Bryant, Talbots and The Limited, among others. They were interested in our business because of our highly relevant and beloved brands, recognizing the powerful momentum underway across our three platforms—stores, digital and social. Their partnership, combined with our powerful brands, elevated fashion and solution-oriented products, places us in an even better position to generate sustainable, profitable growth.

Through this investment, we are gaining additional expertise, financial resources and strategic flexibility to fuel the growth of our company and brands. Sycamore Partners has an outstanding record in the retail industry in partnering with management teams to help businesses reach even greater levels of success. They also share our commitment to providing solutions, building communities and creating memorable experiences to bring women confidence and joy. We look forward to working with Sycamore Partners to unlock Chico’s FAS’s full potential.

Looking ahead, the transaction is expected to close by the end of the first calendar quarter of 2024, subject to customary closing conditions and approvals, including approval by Chico’s FAS shareholders and regulatory approval.

While today’s announcement is big news, please keep in mind that the transaction is not yet complete. During its pendency, Chico’s FAS remains a publicly owned company, and we are operating as usual. Business priorities, roles and responsibilities will continue as they do today. I am counting on you to stay focused on providing products that women love and ensuring our customers continue to receive the outstanding, personalized service that has long differentiated Chico’s FAS and our brands.

Thank you as always for your dedication and hard work. I appreciate your relentless commitment to our company and our customers. I look forward to taking the next step on this journey.

Molly Langenstein

CEO and President

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This communication is being made in connection with the proposed transaction involving Chico’s FAS, Daphne Parent LLC, and Daphne Merger Sub, Inc. In connection with the proposed transaction, Chico’s FAS plans to file a proxy statement and certain other documents regarding the proposed transaction with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement (if and when available) will be mailed to shareholders of Chico’s FAS. This communication is not a substitute for the proxy statement or any other document that Chico’s FAS may file with the SEC or send to its shareholders in connection with the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. Before making any voting or investment decision, shareholders are urged to read the proxy statement that will be filed with the SEC (including any amendments or supplements thereto) and any other relevant documents that are filed or will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed transaction. Shareholders will be able to obtain, free of charge, copies of such documents filed by Chico’s FAS when filed with the SEC in connection with the proposed transaction at the SEC’s website (http://www.sec.gov). In addition, Chico’s FAS shareholders will be able to obtain, free of charge, copies of such documents filed by Chico’s FAS at Chico’s FAS’s website (https://chicosfas.com/investors). Alternatively, these documents, when available, can be obtained free of charge from Chico’s FAS upon written request to Chico’s FAS at 11215 Metro Parkway, Fort Myers, Florida 33966.

PARTICIPANTS IN THE SOLICITATION

Chico’s FAS and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders of Chico’s FAS in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s proxy statement for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on May 5, 2023. These documents are available free of charge at the SEC’s web site at www.sec.gov and from the Company’s website (https://chicosfas.com/investors). Additional information regarding the identity of the participants, and their respective direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed transaction (if and when they become available). You may obtain free copies of these documents using the sources indicated above.

FORWARD-LOOKING STATEMENTS

This communication includes certain disclosures which contain “forward-looking statements” within the meaning of the federal securities laws, including but not limited to those statements related to the proposed transaction, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction. In most cases, words or phrases such as “anticipates,” “believes,” “confident,” “could,” “estimates,” “expects,” “intends,” “target,” “potential,” “may,” “will,” “might,” “plans,” “path,” “should,” “approximately,” “our planning assumptions,” “forecast”, “outlook” and variations or the negative of these terms and similar expressions identify forward-looking statements. These forward-looking statements, including statements regarding the proposed transaction, are based largely on information currently available to our management and our management’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those expressed or implied by such forward-looking statements. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance. There is no assurance that our expectations will occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to: (i) the completion of the proposed transaction on the anticipated terms and timing, including obtaining required shareholder and regulatory approvals, and the satisfaction of other conditions to the completion of the proposed transaction; (ii) potential litigation relating to the proposed transaction that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations, during the pendency of the proposed transaction (iv) the ability the Company to retain and hire key personnel; (v) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (vii) legislative, regulatory and economic developments; (viii) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (ix) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (x) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring the Company to pay a termination fee; (xii) those risks and uncertainties set forth under the headings “Forward Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available via the SEC’s website at www.sec.gov; and (xiii) those risks that will be described in the proxy statement that will be filed with the SEC and available from the sources indicated above.

These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed transaction. There can be no assurance that the proposed transaction will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. the Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.